Employee Form - RSU

ADVANTAGE SOLUTIONS INC.
2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Advantage Solutions Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A, together with any Annexes thereto (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:	Class A Common Stock
Vesting Dates:	Subject to the terms of the Plan and the Agreement, [ ] (each such date, a “Vesting Date”).

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has carefully reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant understands and acknowledges that Participant is responsible for all taxes due with respect to the RSUs. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator arising under the Plan, the Agreement and the Grant Notice.

ADVANTAGE SOLUTIONS INC.	PARTICIPANT

Print Name:	Print Name:
Title:	Date:
Date:

Employee Form - RSU

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

general
Section 1.1
Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)
“Cause” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Cause” shall mean (i) Participant performing Participant’s duties, in the good faith opinion of the Company, in a grossly negligent or reckless manner or with willful malfeasance, (ii) Participant exhibiting habitual drunkenness or engaging in substance abuse on Company property or at a function where Participant is working on behalf of a Company Group Member, (iii) Participant committing any material violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company Group policy, (iv) Participant willfully failing or refusing to perform in the usual manner at the usual time those duties which Participant regularly and routinely performs in connection with the business of the Company Group or such other duties reasonably related to the capacity in which Participant is employed which may be assigned to Participant by the Company or otherwise reasonably expected or understood to be within the scope of Participant’s position within the Company Group, (v) Participant performing any material action when specifically and reasonably instructed not to do so by the Chairman or the Board, or, in the case of a non-executive officer, the Chief Executive Officer, (vi) Participant materially breaching this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member, (vii) Participant committing any fraud or using or appropriating for Participant’s personal use or benefit any funds, properties or opportunities of the Company Group not authorized by the Company to be so used or appropriated; or (viii) Participant being convicted of any felony or any other crime related to Participant’s employment or involving moral turpitude.
(b)
“CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause during the twelve (12) month period immediately following a Change in Control.
(c)
“Change in Control” shall mean a Change in Control (as defined under the Plan) that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(d)
“Company Group” shall mean the Company and its Affiliates.
(e)
“Company Group Member” shall mean each member of the Company Group.
(f)
“Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the

Employee Form - RSU

Company in its good faith judgment based upon inability to perform the essential functions of Participant’s position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.
Section 1.2
Incorporation of Terms of Plan. The RSUs and the Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.

award of restricted stock UNITS
Section 2.1
Award of RSUs.
(a)
In consideration of Participant’s past and continued employment with or service to a Company Group Member and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)
If, after the Grant Date set forth in the Grant Notice and prior to the distribution or payment in settlement of the RSUs, dividends with respect to the Shares are declared or paid by the Company, Participant shall be entitled to receive Dividend Equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Share, if any, during such period multiplied by the number of RSUs to the extent such RSUs vest. Dividend Equivalents will be subject to the same terms and conditions of the Grant Notice and the Agreement applicable the RSUs. The Dividend Equivalents will be paid on the applicable date of distribution or payment in settlement of the underlying RSUs in cash or Shares, as determined by the Administrator in its discretion. If the underlying RSUs are forfeited or cancelled prior to the applicable date of distribution or payment in settlement of the underlying RSUs for any reason, any accrued and unpaid Dividend Equivalents related to forfeited or cancelled RSUs shall be forfeited and cancelled. Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code.
Section 2.2
Vesting of RSUs.
(a)
Subject to Participant’s continued employment with or service to a Company Group Member through the applicable Vesting Date, and subject to the terms of the Plan and this Agreement, the RSUs shall vest on the Vesting Dates as set forth in the Grant Notice.
(b)
In the event Participant incurs a Termination of Service prior to the applicable Vesting Date, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all then-unvested RSUs granted under this Agreement, and Participant’s rights in any such then-unvested RSUs shall lapse and expire.
(c)
Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event Participant incurs a Termination of Service due to death or Disability prior to the final Vesting Date (including following a Change in Control if the RSUs are assumed by the surviving company

Employee Form - RSU

in such Change in Control), the RSUs that are then unvested shall become vested in full on the date of such Termination of Service. The date of the Termination of Service shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.2(c) is applicable.
(d)
Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a Change in Control prior to the final Vesting Date, the RSUs that are then unvested shall become vested as follows: (i) if the RSUs are not assumed by the surviving company in such Change in Control, the date of the Change in Control, subject to Participant’s continued employment with or service to a Company Group Member from the Grant Date until as of the date of the Change in Control, or (ii) if the RSUs are assumed by the surviving company in such Change in Control, the earlier of (x) the applicable Vesting Date as set forth in the Grant Notice and (y) the date Participant incurs a CIC Qualifying Termination (the date of vesting in accordance with this Section 2.2(d) shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.2(d) is applicable).
Section 2.3
Distribution or Payment of RSUs.
(a)
Participant’s RSUs to the extent vested shall be distributed in Shares (either in book-entry form or otherwise) promptly following the applicable Vesting Date, but in all events prior to March 15 of the calendar year following the calendar year in which the applicable Vesting Date occurs; provided, however, that in the event of a Change in Control where the RSUs are not assumed by the surviving company in such Change in Control, the RSUs may be cancelled in exchange for the right to receive a cash payment equal to the number of RSUs vested in accordance with Section 2.2 multiplied by the value of a Share as of such Change in Control as determined by the Administrator.
(b)
All distributions of Shares shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
(c)
Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
Section 2.4
Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Company Group with respect to which the applicable withholding obligation arises.

Employee Form - RSU

Section 2.5
Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)
As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs (the “Tax Withholding Obligation”). The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax Withholding Obligations resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(b)
Unless, prior to the date on which the Tax Withholding Obligation arises as a result of the vesting or settlement of the RSUs or any other taxable event resulted to the RSUs, the Administrator has determined in writing that the Tax Withholding Obligation will be satisfied by the method set forth in Section 2.5(c) below, then, notwithstanding anything to the contrary contained in the Plan, the Tax Withholding Obligation shall automatically, and without further action by Participant or the Company, be satisfied by having the Company withhold taxes from the proceeds of the sale of the Shares through a mandatory sale arranged by the Company on Participant’s behalf, in the manner set forth in this Section 2.5(b):
(i)
In the event Participant’s Tax Withholding Obligation will be satisfied under this Section 2.5(b), then the Company shall instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares, at the then-prevailing market price, from those Shares issuable to Participant upon settlement of the RSUs as is required to generate cash proceeds sufficient to satisfy Participant’s Tax Withholding Obligation (with such Tax Withholding Obligation to be calculated based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes as of the date of delivery). Such sale shall occur on the date on which Participant first becomes subject to the Tax Withholding Obligation (or as soon as practicable thereafter), and proceeds from each such sale will be made to the Company as soon as reasonably practicable upon settlement thereof. Participant hereby acknowledges that the broker is under no obligation to arrange for such sale at any particular price, and the proceeds of any such sale pursuant to this provision may not be sufficient to satisfy the Tax Withholding Obligation. Participant hereby appoints the Company as Participant’s agent and attorney-in-fact to cooperate and communicate with the broker and to instruct the broker with respect to the number of Shares to be sold under this provision. Participant acknowledges that it may not be possible to sell Shares pursuant to this provision due to (A) a legal or contractual restriction applicable to Participant or to the broker, (B) a market disruption, (C) rules governing order execution priority on the stock exchange on which the Shares are traded, (D) a sale effected pursuant to this provision that fails to comply (or in the reasonable opinion of the broker’s counsel is likely not to comply) with Rule 144 under the Securities Act or would result in a short-swing profit under Section 16 of the Exchange Act, or I the Company’s determination that sales may not be effected under this provision. In the event of the broker’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of the Tax Withholding Obligation.
(ii)
Participant represents that (A) Participant shall have full responsibility for compliance with (1) any reporting requirements under Rule 144 of the Securities Act and Section 13 or 16 of the Exchange Act, (2) the short-swing profit recovery provisions under Section 16 of the Exchange Act, and (3) any federal, state or foreign securities laws or regulations concerning trading while aware of material nonpublic information; and (B) Participant is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the broker from conducting the sales pursuant to this provision and shall immediately notify the Company if he or she becomes subject to a legal, regulatory or contractual restriction

Employee Form - RSU

or undertaking that would prevent the broker from making such sales pursuant to this provision.
(iii)
Participant acknowledges that: (A) Participant will be responsible for all broker’s fees and other costs of sales pursuant to this Section 2.5(b), and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sales or for any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond the broker’s or the Company’s reasonable control; (B) sales pursuant to this Section 2.5(b) will be made as part of a block trade with other participants of the Plan in which all participants receive an average price; and (C) if the proceeds of a sale pursuant to this Section 2.5(b) exceed the amount owed, the Company will pay such excess in cash to Participant as soon as reasonably practicable. Participant hereby agrees to execute and deliver to the broker any other agreements or documents as the broker reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(b).
(c)
If determined by the Administrator in writing prior to the date on which the Tax Withholding Obligation arises as a result of the vesting or settlement of the RSUs or any other taxable event resulted to the RSUs that this Section 2.5(c) shall apply to Participant, unless Participant elects to satisfy the Tax Withholding Obligation by delivery of payment by cash or check made payable to the Company or by the Company withholding from any compensation otherwise payable to Participant by any Company Group Member, the Company Group shall satisfy the Tax Withholding Obligation by withholding a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current fair market value equal to the Tax Withholding Obligation. The number of Shares that may be so withheld or surrendered shall be no greater than the number of Shares that have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the Participant’s Applicable Tax Withholding Rate.
(d)
The Participant’s “Applicable Tax Withholding Rate” for purposes of Section 2.5(c) only shall mean the greater of (i) the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes, or (ii) with Participant’s consent, a greater withholding rate designated by the Participant in writing prior to the date on which the Tax Withholding Obligation arises, but in no event greater than the maximum individual statutory tax rate for federal, state, local and foreign income tax and payroll tax purposes in the applicable jurisdiction at the time of such withholding; provided, however, that in no event shall the Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the RSUs under generally accepted accounting principles in the United States of America); provided, further, that the number of Shares surrendered by Participant or withheld by the Company to satisfy the Tax Withholding Obligation with respect to the RSUs shall be rounded down to the nearest whole Share; provided, further, that, the Applicable Tax Withholding Rate shall be subject to any limitation on such withholding that may be contained in the Plan.
(e)
Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Company Group Member takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company Group Members do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
Section 2.6
Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in

Employee Form - RSU

book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Section 2.7
Restrictive Covenants. Participant agrees to comply with the restrictive covenants set forth on Annex A, and Participant acknowledges and agrees that the grant of the RSUs shall be in material part in consideration of Participant’s affirmation of Participant’s agreement to comply with the covenants set forth therein. In the event the Company determines Participant has breached any such restrictive covenants, Participant shall immediately forfeit any and all RSUs granted under this Agreement, whether or not vested, and Participant’s rights in any such RSUs shall lapse and expire.
ARTICLE III.

other provisions

Section 3.1
Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 3.2
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to such conditions and procedures the Administrator may require.
Section 3.3
Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.
Section 3.4
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Employee Form - RSU

Section 3.5
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.6
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.7
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 3.8
Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
Section 3.9
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
Section 3.10
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 3.11
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent (i) expressly provided otherwise in a written agreement between a Company Group Member and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 3.12
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 3.13
Section 409A.
(a)
Notwithstanding any other provision of the Plan, this Agreement or the Grant

Employee Form - RSU

Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)
This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs and the cash issuable upon settlement of the Dividend Equivalents corresponding thereto shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.
(c)
For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

(d) If any portion of the RSUs constitutes a deferral of compensation and is subject to Section 409A of the Code, a Change in Control must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(e) If Participant’s Termination of Service constitutes a payment event with respect to any portion of the RSUs which constitute a deferral of compensation and is subject to Section 409A of the Code, Participant’s Termination of Service must also constitute a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury Regulations) (“Separation from Service”), and, further, if Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of his or her Separation from Service, the delivery of any Shares to be delivered to Participant upon and as a result of such Separation from Service shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(2)(B)(i) of the Code, and such Shares or cash payment in respect of Shares, as applicable, shall be distributed or paid to Participant on the earlier of (i) the expiration of the six-month period measured from the date of Participant’s Separation from Service or (ii) the date of Participant’s death, or (iii) such earlier date as is permitted under Section 409A of the Code and the Treasury Regulations thereunder)).

Section 3.14
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs. The value of the RSUs is an extraordinary item of compensation outside the scope of Participant’s normal compensation rights, if any. As such, for avoidance of doubt, the RSUs are not part of

Employee Form - RSU

normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The grant of the RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of RSUs or other Awards under the Plan in the future.
Section 3.16
Counterparts; Headings. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
Section 3.17
Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting this Agreement, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Participant must electronically accept the grant documents via the Fidelity Stock Plan Services NetBenefits online grant acceptance process in order for the grant to become effective. No other form of grant acceptance is valid.
Section 3.18
Forfeiture and Recoupment Provisions. Notwithstanding any other provision of this Agreement, all RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Administrator or required by Applicable Law, be subject to the provisions of any recoupment policy implemented by the Company or otherwise required by Applicable Law, whether or not such recoupment policy was in place at the Grant Date and whether or not the RSUs are vested.

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